Exhibit 99.1

Green Plains Declares Quarterly Cash Dividend

OMAHA, Neb., Nov.  18, 2015 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ:GPRE) today announced that its board of directors declared a  quarterly cash dividend of $0.12 per share on the company’s common stock,  payable on Dec. 18, 2015, to shareholders of record at the close of business on Nov. 27, 2015.

About Green Plains

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company processes 12 million tons of corn annually, producing over 1.2 billion gallons of ethanol, approximately 3.4 million tons of livestock feed and 275 million pounds of industrial grade corn oil at full capacity. Green Plains, together with its subsidiaries, owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP (NASDAQ:GPP).

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

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